 Exhibit 99.13

POWER OF ATTORNEY

We, the undersigned directors and/or officers of The Lincoln National Life Insurance Company, hereby constitute and appoint Delson R. Campbell, Scott C. Durocher, Kimberly A. Genovese, Daniel P. Herr, Donald E. Keller, Michelle Grindle, Jeffrey L. Smith, Jassmin McIver-Jones, Carolyn Augur, Rachel C. Fischer and John D. Weber,  individually, our true and lawful attorneys-in-fact, with full power to each of them to sign for us, in our names and in the capacities indicated below, any Registration Statements and any and all amendments to Registration Statements; including exhibits, or other documents filed on Forms N-6, N-4 or S-3 or any successors or amendments to these Forms, filed with the Securities and Exchange Commission, under the Securities Act of 1933 and/or Securities Act of 1940, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to any such amendments to said Registration Statements as follows:

Variable Life Insurance Separate Accounts:

Account	Product name
Lincoln Life Flexible Premium Variable Life Account LMB-V (811-9075)	Modified Single Payment Variable Life Insurance Contracts Flexible Premium Variable Life Insurance Contracts

Variable Annuity Separate Accounts:

Account	Product name
Lincoln Life Variable Annuity Account LMB-K (811-6329)	New York Preferred Advisor Individual Flexible Purchase Payment Deferred Variable Annuity Contracts

Except as otherwise specifically provided herein, the power-of-attorney granted herein shall not in any manner revoke in whole or in part any power-of-attorney that each person whose signature appears below has previously executed.  This power-of-attorney shall not be revoked by any subsequent power-of-attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power-of-attorney or specifically states that the instrument is intended to revoke all prior general powers-of-attorney or all prior powers-of-attorney.

This Power-of-Attorney may be executed in separate counterparts each of which when executed and delivered shall be an original; but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, of the undersigned.

Signature

Title

/s/Dennis R. Glass
______________________________
President, Chairman and Director
Dennis R. Glass

/s/Ellen G. Cooper
______________________________
Executive Vice President, Chief Investment Officer
Ellen G. Cooper

and Director

/s/Randal J. Freitag
______________________________
Executive Vice President; Chief Financial Officer and Director
Randal J. Freitag

/s/Craig T. Beazer
______________________________
Executive Vice President, General Counsel and Director
Craig T. Beazer

/s/Keith J. Ryan
______________________________

Vice President and Director
Keith J. Ryan

I, Scott C. Durocher, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.  We acknowledge our legal responsibilities.

/s/Scott C. Durocher
____________________________________

Scott C. Durocher

Version dated: September 2021